UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

AFB Limited

(Exact name of registrant as specified in its charter)

Date: June 24, 2024

Nevada	7389	37-2109250
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

R27 3/F, New Timely Building,

497 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong

Issuer's telephone number: +852 60923608

Company email: Afbltd87@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Shares to be Offered Pursuant to Offering	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.0001 par value (Direct Public Offering)	$0.05	none	2,000,000	100,000	14.76

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

AFB Limited

2,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of AFB Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTC Pink Open Market, also known as the “Pink Sheets,” operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the Pink Sheets. To be quoted on the Pink Open Market, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “AFB Limited” are offering 2,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Mr. Tak Chun Wong. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Tak Chun Wong will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.05 per share for the duration of the Offering. Assuming all of the 2,000,000 shares (100%) being offered by the Company are sold, the Company will receive $100,000 in net proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $75,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $50,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $25,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

AFB Limited is an entity, with no subsidiaries, incorporated in Nevada, US and is conducting business primarily in Hong Kong. Investors purchasing an interest in the Company are doing so directly in AFB Limited.

Currently, we have 3,000,000 shares of common stock, $0.0001 par value, issued and outstanding.

As of the date of this Registration Statement, Tak Chun Wong is able to control approximately 100% of the voting power of the Company. As such, Mr. Wong has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Tak Chun Wong sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 60% of the voting power of the Company, which still constitutes controlling interest of the Company.

AFB Limited is an e-commerce advisory firm specializing in helping businesses navigate the complex world of online commerce. With our expertise and industry insights, we strive to empower companies to develop and execute successful e-commerce strategies, enabling them to thrive in the digital marketplace.

AFB Limited is a Nevada-based company with no subsidiaries, conducting operations in Hong Kong. This structure presents unique risks to investors. The Chinese government has the potential to prohibit a U.S. company from operating in the Hong Kong market through various regulatory measures and decisions. All references herein to Hong Kong, refer to specifically Hong Kong only. All references herein to China/PRC refer to mainland China, excluding Hong Kong. There are legal and operational risks associated with being based in or having the majority of the company's operations in Hong Kong, which are described in more detail below.

If such an event were to transpire, it would likely result in a material change in our operations and/or the value of the securities we are registering for sale. In a worst-case scenario, such action could result in a substantial decline in the value of these securities or render them worthless. Government regulations which are reasonably likely to materially impact our operations are discussed in more complete detail under the Government Regulations section on page 17.

AFB Limited has no subsidiaries, is an entity incorporated in Nevada, US, and is conducting business primarily in Hong Kong. Investors purchasing an interest in the Company are doing so directly in AFB Limited. The Company is subject to following Hong Kong laws and regulations:

•	The Personal Data (Privacy) Ordinance (PDPO), is a fundamental regulation governing the collection, use, and handling of personal data. Non-compliance with PDPO can lead to fines and legal actions, with potential repercussions on the company's reputation and customer trust.
•	Intellectual property protection, governed by trademark, copyright, and patent laws, is essential to prevent infringement issues and legal disputes that could compromise the company's business exclusivity.
•	Cybersecurity and data security regulations, guided by local guidelines and international standards, aim to safeguard against breaches that may result in data loss, financial losses, and regulatory penalties.
•	E-commerce regulations under the Electronic Transactions Ordinance address legal aspects of digital transactions, with non-compliance potentially leading to legal challenges, customer disputes, and reputational harm.
•	Consumer protection laws, such as the Trade Descriptions Ordinance, are crucial for safeguarding consumer rights, and violations can result in legal actions and damage to the company's reputation.
•	General contract laws govern commercial transactions, emphasizing the importance of well-drafted contracts to avoid disputes and legal consequences.
•	The Competition Ordinance prohibits anti-competitive conduct, and adherence is critical to avoid fines, legal actions, and damage to market reputation.
•	Tax laws, outlined in the Inland Revenue Ordinance, govern corporate taxation, and non-compliance may lead to penalties, audits, and legal consequences.
•	Employment laws, including the Employment Ordinance, establish regulations for employment relationships, and failure to comply may result in legal actions, fines, and damage to employer reputation.

Each of the above regulations play a crucial role in shaping the legal framework for digital services operations in Hong Kong, and adherence is paramount to ensuring sustainable and compliant business practices in the region. The enforceability of civil liabilities in Hong Kong is a cornerstone of the region's legal system, rooted in the principles of the common law. Hong Kong's legal framework provides a robust and transparent environment for addressing civil disputes, ensuring that contractual agreements and legal obligations are upheld. The common law system, inherited from the British legal tradition, operates on established legal precedents and principles, contributing to clarity and consistency in legal interpretations. Parties involved in civil disputes in Hong Kong have access to an independent and impartial judiciary, and the court system is structured to handle a diverse range of civil cases. Once a judgment is obtained from a Hong Kong court, various enforcement measures, such as asset seizure and wage garnishment, can be employed. Hong Kong also has reciprocal enforcement agreements with numerous jurisdictions, facilitating the recognition and enforcement of foreign judgments. Arbitration, as an alternative dispute resolution method, is widely utilized, and arbitral awards enjoy enforceability similar to court judgments. While the legal framework in Hong Kong is well-established, businesses should be mindful of associated costs and timelines in legal proceedings. Clear contractual terms, legal advice, and consideration of alternative dispute resolution mechanisms contribute to effective dispute resolution.

In addition, the Company has assessed the enforceability of China's Enterprise Tax Law. Although the Enterprise Tax Law itself does not directly apply to Hong Kong, indirectly, in the case of cross-border transactions, failure to adhere to withholding taxes may lead to increased scrutiny and potential disputes with tax authorities. Non-compliance may result in penalties, fines, and legal actions initiated by the tax authorities in both mainland China and Hong Kong.

While we believe Hong Kong's legal system is renowned for its stability and adherence to the common law principles, the ongoing political uncertainties in both China and Hong Kong could potentially pose challenges to this established legal framework. The "one country, two systems" principle, which delineates a high degree of autonomy for Hong Kong, has faced increasing scrutiny and challenges in recent years. The political landscape and evolving relations between the Chinese central government and Hong Kong authorities have led to concerns about potential impacts on the legal system. Political uncertainties, particularly those arising from changes in the interpretation and application of the Basic Law by the National People's Congress Standing Committee in Beijing, have created an environment where the autonomy and independence of Hong Kong's legal system may be subject to reassessment. The imposition of national security laws in Hong Kong and other legislative changes has raised questions about the potential influence of mainland China on Hong Kong's legal processes. While the legal system in Hong Kong remains distinct, the broader political context has raised concerns about potential implications for judicial independence, the rule of law, and the enforceability of civil liabilities. The perceived erosion of autonomy in Hong Kong could impact the overall business environment, introducing uncertainties for companies operating in the region.

Potential impact from VIE uncertainty

VIE structures are commonly used by Chinese companies, including those in Hong Kong, to bypass industry restrictions on foreign ownership and access overseas capital markets. Any regulatory changes or crackdowns on VIEs could create uncertainty and risk for businesses in Hong Kong that rely on these structures to attract foreign investment or list on foreign exchanges.

Uncertainty surrounding the legality and enforceability of VIE structures can erode investor confidence. Foreign investors may become more cautious about investing in companies with VIE structures due to concerns about regulatory risks and potential legal challenges. This could make it more challenging for businesses in Hong Kong to attract foreign investment or access international capital markets.

Business in Hong Kong may face increased regulatory scrutiny and compliance requirements related to VIE structures in response to actions by China's government. Companies may need to invest additional resources in legal and regulatory compliance to ensure that their VIE arrangements are in line with evolving regulations and mitigate potential risks. This could increase operational costs and administrative burdens for businesses operating in Hong Kong, particularly those with significant exposure to mainland China's market.

Potential impact from data security

In response to China's data security regulations, businesses in Hong Kong may need to invest in enhancing their cybersecurity capabilities. Companies may need to invest additional resources, involve upgrading IT infrastructure, implementing data encryption technologies, or enhancing employee training on data security practices. Failure to comply could result in penalties, fines, or other regulatory actions, impact businesses' access to the Chinese market, limiting their growth opportunities and market prospects, which may deter foreign investors from engaging with the business. Adherence to data security regulations is crucial for maintaining access to both domestic and international markets and enhancing investor confidence.

Potential impact from anti-monopoly

Companies operating in Hong Kong that have significant market share or operate in sectors targeted by anti-monopoly regulations may face the risk of regulatory intervention by Chinese authorities. This could include investigations, fines, or other penalties for alleged anti-competitive behavior. The threat of regulatory action could deter foreign investors.

Compliance with anti-monopoly regulations may require businesses in Hong Kong to adjust their market strategies, pricing policies, or corporate structures to ensure compliance with Chinese regulatory requirements. This could affect their competitiveness in the Chinese market and their ability to attract foreign investment or list on foreign exchanges. Companies may need to reassess their market positioning and business models to navigate regulatory challenges effectively while maintaining market share and profitability.

Non-compliance with anti-monopoly regulations could negatively impact businesses' access to the Chinese market and their reputation among investors and stakeholders. Regulatory scrutiny and enforcement actions could result in reputational damage, legal repercussions, or market exclusion, limiting growth opportunities and market prospects.

Data security impact towards business and offering

Hong Kong's data security law primarily revolves around the Personal Data (Privacy) Ordinance (PDPO), which governs the collection, use, and handling of personal data in the region, serves as the foundational legislation for data protection in Hong Kong. It outlines principles and requirements for the lawful collection, processing, and use of personal data. These principles include obtaining consent, ensuring data accuracy, limiting data use to the purpose for which it was collected, and implementing security measures to protect personal data from unauthorized access, disclosure, alteration, or destruction. The PDPO sets out six data protection principles that organizations must adhere to when handling personal data. These principles include the purpose and manner of collection, accuracy and duration of retention, use of data, security measures, openness about policies and practices, and individuals' rights to access and correct their personal data. Organizations are required to implement appropriate technical and organizational measures to safeguard personal data against unauthorized or unlawful access, processing, or disclosure. These measures may include encryption, access controls, regular security assessments, staff training, and data breach response plans. The PDPO restricts the transfer of personal data outside of Hong Kong unless certain conditions are met, such as obtaining consent from the data subject or ensuring that the receiving jurisdiction offers an adequate level of data protection. The Office of the Privacy Commissioner for Personal Data (PCPD) oversees compliance with the PDPO and investigates complaints related to personal data privacy breaches. Non-compliance with the PDPO can result in penalties, fines, and even imprisonment for serious violations.

Non-compliance with data security regulations can result in significant regulatory penalties, fines, or legal actions, impact businesses' performance and limiting growth opportunities and market prospects. Data breaches or violations of data security regulations can damage a company's reputation and erode investor confidence.

This could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Hong Kong cybersecurity and data security regulations

In addition, we are not covered by the permissions requirements from the regulation or policy issued by Cyberspace Administration of China (CAC) due to "one country, two systems" framework, which grants Hong Kong a high degree of autonomy and we have no operations or services that extend into mainland China or involve interactions with Chinese users. Due to the uncertainty over Hong Kong and Chinese legal framework, we might be required to obtained and maintain approval from authority in the future. This would cause a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Cybersecurity and data security regulations primarily prioritize the protection of companies' digital assets rather than solely imposing fines on non-compliant entities. These regulations are designed to establish comprehensive frameworks that enhance the resilience of organizations against cyber threats and data breaches. By implementing robust security measures and compliance standards, companies can better safeguard sensitive information, mitigate risks, and maintain the trust of their stakeholders.

The occurrence of unauthorized access to company computer systems or data, typically characterized by criminal or dishonest intent aimed at securing personal gain or inflicting loss upon others, represents a significant concern for organizational security. This may involve the misuse of computer programs and data stored within the company's infrastructure. In response to these threats, the company has implemented several robust security measures. These include the deployment of two-factor authentication for email logins to fortify access controls, encryption of passwords associated with client data to safeguard sensitive information, and the utilization of physical data storage shelves secured by keys and locks. These strategies collectively serve to mitigate the risk of unauthorized access and protect the integrity of the company's digital assets.

Compliance with these regulations require the company to implement appropriate data protection measures, including data encryption, access controls, and regular audits. Companies must adopt stringent data handling practices to protect the confidentiality, integrity, and availability of personal and sensitive information. This includes obtaining consent from individuals before collecting their data, limiting data collection to what is necessary for the intended purpose, and securely storing and processing data. The above precautions and daily practices are currently carried out, if we impose extra precautions measures, it might incur extra costs and be time-consuming, which our CEO, as the sole officer, might not be able to afford. Consequently, our CEO might not be able to fully allocate time to implementing the company's business plan.

Additionally, if any incidents occur, such as fines and penalties imposed by regulatory authorities due to non-compliance with the regulations, it could affect our company's reputation and erode investor trust. This could lead to a loss of business opportunities and negatively impact investor interest in participating in this offering.

Permission from Hong Kong or Chinese authorities

The CSRC (China Securities Regulatory Commission) trial measurement, officially known as the "Administrative Measures for the Overseas Issuance of Securities and Listing by Domestic Enterprises," is a set of regulations introduced by the CSRC to regulate and oversee fundraising activities of Chinese companies in global markets. These measures aim to govern the issuance and listing of securities by Chinese companies on overseas stock exchanges, such as the Hong Kong Stock Exchange (HKEX), New York Stock Exchange (NYSE), or NASDAQ. Currently, this rule specifically applies to Domestic Enterprises in mainland China, does not extend to companies based in other regions, such as Hong Kong or Macau. As of the time of this prospectus, we are not covered by the permissions requirements from the regulation or policy issued by Cyberspace Administration of China (CAC) and China Securities Regulatory Commission (CSRC).

According to Section 15 of trial measure, if the Domestic Enterprise meets any of the following conditions, must obtain approval from CSRC:

1.	The ratio of any of the following indicators for a Domestic Enterprise in the most recent fiscal year—operating income, total profits, total assets, or net assets—to the corresponding audited consolidated financial statement data of the issuer exceeds 50%;
2.	The primary operational activities are conducted within mainland China or the main premises are located in mainland China, or the majority of senior management personnel responsible for operational management are Chinese citizens or have a habitual residence within mainland China.

AFB Limited is a Nevada entity with no subsidiaries in Hong Kong or China, and is conducting business primarily in Hong Kong. We have not relied upon an opinion of counsel as we believe we do not need any permissions or approvals from Hong Kong or Chinese authorities to operate our business or conduct our offering to foreign investors, as such no opinion from counsel was obtained for this purpose.

Currently, there is no limitation on the use of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong.

Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong. It should be highlighted that, we have no current intention to distribute dividends.

Due to our limited operating history and deployable resources to comply with these regulations, coupled with political uncertainty, pose uncertainty in regards to the company's ability to conduct its business, accept foreign investment, or list on a U.S. or foreign exchange, and could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.05 per share for the duration of the offering. The Company estimates the costs of this offering at about $22,500. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses. At this time, we have no cash management policies that dictate how funds are transferred.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through June 30, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is June 24, 2024.

PROSPECTUS SUMMARY

In this Prospectus, “AFB,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to AFB Limited, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending November 30th. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

AFB Limited (“we”, “us”, “our”, or the “Company”), was incorporated on August 18, 2023 in the State of Nevada.

On August 18, 2023, Tak Chun Wong was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On August 18, 2023, we sold 3,000,000 shares of restricted Common Stock to Mr. Tak Chun Wong, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Wong was $3,000. Mr. Wong serves as our sole officer and director. Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

From August 18, 2023 (date of inception) to November 30, 2023, there were three customers who accounted for 100% of the Company’s revenues. One customer accounted for 17% of our revenue, our second customer accounted for 21% of our revenue, and our third customer accounted for 62% of our revenue.

The Company has elected November 30 as its fiscal year end.

Nature of Business

AFB Limited is an e-commerce advisory firm specializing in helping businesses navigate the complex world of online commerce. With our expertise and industry insights, we strive to empower companies to develop and execute successful e-commerce strategies, enabling them to thrive in the digital marketplace.

Our company has a limited history of operations and has received limited revenues to date, in the amount of $22,000. This, coupled with a working capital deficit, has prompted our independent auditor to express a substantial doubt about our ability to continue as a going concern.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

We have 3,000,000 shares of common stock issued and outstanding. Through this offering we will register a total of 2,000,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, Mr. Tak Chun Wong is able to control approximately 100% of the voting power of the Company. As such, Mr. Wong has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Tak Chun Wong sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 60% of the voting power of the Company, which still constitutes controlling interest of the Company.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.05 for the duration of the offering. The Company estimates the costs of this offering at about $22,500. All expenses incurred in this offering are being paid for by the Company. At this time, we we have no cash management policies that dictate how funds are transferred.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

Operating a business in Hong Kong entails various risks related to legal, political, and regulatory factors. The legal landscape involves adherence to laws such as the Personal Data (Privacy) Ordinance (PDPO), intellectual property laws, and general commercial regulations. Challenges may arise from data security and privacy concerns, coupled with the absence of a comprehensive competition law. Political uncertainties have intensified due to scrutiny and challenges associated with the "one country, two systems" principle, granting Hong Kong substantial autonomy. The evolving relationship between the Chinese central government and Hong Kong authorities raises concerns about potential implications for the region's legal system, necessitating careful consideration of its impact on autonomy and the legal framework.

In China, businesses face notable legal risks, including uncertainties in law enforcement, rapid regulatory changes, and the potential for government intervention. The interpretation and enforcement of laws can be inconsistent, posing challenges for effective navigation of the legal landscape. The dynamic nature of rules and regulations in China introduces further risks, as regulatory changes can occur swiftly, demanding businesses to stay adaptable and vigilant for compliance. Government intervention, inherent in the Chinese business environment, holds uncertainties for strategic decisions, market access, and overall corporate governance. This influence may be driven by factors such as national security, political considerations, or broader economic goals.

Moreover, the China Securities Regulatory Commission (CSRC) implemented Administrative Measures for the Overseas Issuance of Securities and Listing by Domestic Enterprises last year, aiming to regulate and oversee the fundraising activities of Chinese companies in international markets. The authority of the Chinese government to exert more oversight and control over offerings emphasizes the risk such actions pose to the ability to offer securities, potentially causing a substantial decline in value or rendering them worthless.

Currently, there is no limitation on the use of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong.

Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong. It should be highlighted that, we have no current intention to distribute dividends.

Summary of risk factors

Page number	Cross reference	Summary of risk factors
4	Our business and reputation could be at risk if we do not deliver high-quality support.	Business reputation might be affected due to unsatisfied service quality provided to our customer
	AFB Limited is a Nevada entity with no subsidiaries, and is conducting business primarily in Hong Kong. The "one country, two systems" framework, which grants Hong Kong a high degree of autonomy, has faced increasing scrutiny and challenges in recent years.	No subsidiaries, conducting business primarily in Hong Kong under “one country, two systems” framework.
	Competition from both small and large, established industry participants and new market entrants may negatively affect our current and future results of operations.	Competition from small, large competitor and new entrant players
	We have only one employee, who also serves as our sole officer and single, non-independant director, Mr. Tak Chun Wong.	Our company sole office, Mr. Tak Chun Wong.
	Mr. Tak Chun Wong has various business interests and, as a result of Mr. Wong’s business activities, he may not have enough available time to allocate to progress the company’s business efforts in an expeditious manner.	Our company sole office, Mr. Tak Chun Wong may not have enough time allocate to progress our company business activities. However, we are relying on services provided by Mr. Wong, without him our business plan might not be executed.
	Our e-commerce business currently lacks trademark, patent, or copyright protection for our intellectual property.	We have not pursued trademark, patent, or copyright protection on any of our logos or other related branding material.
Hong Kong, legal and operational risks

Political instability in Hong Kong will disrupts operations, erodes confidence, and deters investment. Tensions in international relations and recent Chinese government actions add further uncertainty.

Chinese government on VIE

The VIE structure, commonly used by Chinese companies for overseas listings, faces scrutiny from the Chinese government due to regulatory, governance, and national security concerns. Lack of explicit guidance creates uncertainty, especially for sensitive industries.

5	Chinese government on data security	The Chinese government has strengthened data security regulations with the Data Security Law (DSL) and Personal Information Protection Law (PIPL).
Chinese government on anti-monopoly

China is tackling anti-monopoly practices with the Anti-Monopoly Law (AML) and heightened scrutiny on large tech firms. The State Administration for Market Regulation (SAMR) enforces these laws to prevent monopolies and unfair competition, issuing guidelines for clearer definitions. Non-compliance risks hefty fines, penalties, and reputational damage.

	Holding Foreign Companies Accountable Act	The HFCAA introduces extra compliance duties for foreign firms listed on U.S. exchanges, including oversight of auditors by the PCAOB.
	Potential future restrictions on fund usage in Hong Kong	The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds.
	Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future.	Changes in Hong Kong's regulatory environment may restrict fund transfers, impacting our ability to operate or use funds outside Hong Kong. We currently have no plans to distribute dividends.
	A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.	Economic fluctuations affect consumer spending, impacting our revenue. During downturns, clients may not engage our services, adversely affecting our business and financial results.
	The success of our business relies heavily on brand image, reputation, and product quality.	Maintaining our brand's reputation is vital. Quality concerns, even unfounded ones, can harm our image. Reversing this damage is difficult and could impact our business and finances.
If we were to lose the services of our sole officer and director, Mr. Tak Chun Wong, we may not be able to execute our business plan.

We depend on Mr. Tak Chun Wong for leadership, and losing him could disrupt our operations. Competition for senior executives is intense, and we may struggle to retain or attract talent, further disrupting our business.

6	Permission or approval from Hong Kong or Chinese Authorities

The CSRC trial measurement regulates Chinese companies' fundraising on global exchanges like HKEX, NYSE, or NASDAQ. It applies to mainland Chinese enterprises, excluding those in regions like Hong Kong or Macau.

	As of the time of this prospectus, we are not obligated to obtain to comply with the regulation or policy issued by Cyberspace Administration of China (CAC) due to "one country, two systems" framework.	Compliance with Cyberspace Administration of China (CAC)
The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we'll face increased legal and financial compliance costs under the Exchange Act and Sarbanes-Oxley Act. Meeting these requirements demands significant resources and management oversight, potentially diverting attention from other business concerns and increasing expenses through possible hiring.

	We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.	In the future, we may need more funds for growth, likely through equity or debt financing. This could dilute existing shareholders and impose restrictions. Failure to secure favorable terms could hinder our growth and impact our business.
Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

Our lack of experience in complying with public company regulations may affect our success. Although we intend to comply, failure to operate successfully as a public company could lead to loss of investment.

	We anticipate that our quarterly financial results will exhibit fluctuations.	The variability in our revenue and operational outcomes from one quarter to another is expected to be substantial due to various factors.
	If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price and or market price of our common stock.	We might inability to report and file our financial results accurately and timely if we fail to establish and maintain an effective system of internal control
7	US investors may have difficulty enforcing judgments against our Company and Officers.

Enforcing U.S. legal actions may be challenging as our operations are primarily in Hong Kong, and our officer resides outside the U.S. Investors may find it difficult to serve process or enforce court judgments against us or our officer, who is a non-U.S. resident. Additionally, uncertainty exists regarding the recognition or enforcement of U.S. court judgments in Hong Kong or other Asian countries.

	If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our business activities.	If we fail to obtain the capital needed to fund our operations, we might encounter a going concern problem or possibly even cease operating altogether.
	The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.	JOBS Act
	We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.	JOBS Act
8	We do not intend to pay dividends on our common stock.	We have no intention to declare or pay any cash dividend on our capital stock.
There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We're not typically restricted from issuing more common stock or convertible securities. However, the market price of our common stock could decrease if such securities are sold after this offering, or if investors anticipate such sales.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein. The large number of shared issued may depress the market price and leading to dilution as well.

	As a result of Mr. Tak Chun Wong’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.	Mr. Wong has the ability to control virtually all business matters, and matters which require a vote of shareholders.
A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

If many shares are sold after this offering, our stock price may drop. If there are more shares offered than buyers, the price may decrease until buyers match sellers. All securities issued will be freely tradable without restriction.

In the future, we may choose to issue additional shares of our common stock, potentially leading to dilution for our current stockholders.

Our Certificate of Incorporation permits up to 75,000,000 common shares, with 3,000,000 already issued. Issuing more shares could dilute existing stockholders' ownership. We may determine future share value at our discretion. Issuing shares for various purposes could dilute investors' holdings and impact any trading market for our stock.

	Currently, our Articles of Incorporation and By-Laws do not specifically detail the rights of shareholders.	Articles of Incorporation and By-Laws do not specifically detail the rights of shareholders.
9	Investors cannot withdraw funds once invested and will not receive a refund.	Investors do not have the right to withdraw invested funds.
	We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.	Penny stock rules
	We are selling the shares of this offering without an underwriter and may be unable to sell any shares.	Self-underwritten, Mr. Wong might lack of experience on conducting a best-efforts offering
We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

We may need more funding, but it's uncertain if we can get it on good terms. Issuing more equity could dilute existing shareholders heavily, and other funding may mean giving up rights. There's no guarantee we'll get enough funding to keep going.

	Mr. Tak Chun Wong, our Chief Executive Officer and the sole Member of our Board of Directors, has no prior experience in conducting a best-efforts offering. This lack of experience raises the possibility that we may not be able to secure the necessary funds to initiate our business operations. Additionally, it's important to note that a best-efforts offering does not impose a minimum fundraising requirement.	Failure to raise sufficient funds could harm our planned operations, potentially affecting your investment significantly. If we fail to execute a best-efforts offering effectively, it could lead to a complete loss of your investment.
10	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.	Use of proceeds
	We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.	Incur costs and demands to comply with laws and regulations affecting public companies, as well compliance with SEC reporting requirements
	We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements and to remain in compliance. Without substantive revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.	We will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.

Navigating the legal system in China poses significant risks and uncertainties for businesses, stemming from various factors. One of the primary challenges is the lack of transparency and consistency in the enforcement of laws. The interpretation and application of regulations by Chinese authorities may vary, leading to uncertainties for companies operating in the country. Moreover, the regulatory environment in China is characterized by rapid and unpredictable changes, with rules and regulations often being amended with very little advance notice or without advance notice.

Additionally, increased government oversight by the Chinese authorities regarding offerings conducted overseas and/or foreign investment in China-based issuers may result in substantial modifications to our operations and/or the value of the securities being registered for sale. Government interventions can take various forms, including regulatory actions, investigations, and direct involvement in business operations. These interventions may be driven by political considerations, economic policies, or other factors, leading to disruptions and uncertainties for our company. Furthermore, the Chinese government's increasing control over offerings conducted overseas and foreign investment in China-based issuers adds another layer of uncertainty for businesses operating in or dealing with China.

These risks could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless

Enforceability

US investors may have difficulty enforcing judgments against our Company and Officers.We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Hong Kong. In addition, our sole officer and director is a national and resident of a country other than the United States, specifically Hong Kong, with the majority of his assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, with a fixed price of $0.05 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.05 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	3,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	5,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.05.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.05 per share of common stock.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, staffing expenses, advertising and marketing expenses, expenses related to ongoing reporting requirements, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director, Tak Chun Wong will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $22,500.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our business and reputation could be at risk if we do not deliver high-quality support.

Our clients rely on our team to facilitate their subscription and customer-related queries. Providing high-quality support is essential for the renewal and expansion of our agreements with existing clients. This commitment to exceptional support gains heightened importance as we extend our business and focus on new customers, particularly in the mid-market and large enterprise sectors. A failure to promptly resolve issues and deliver effective ongoing support may have adverse effects on our capacity to retain and attract both existing and prospective clients, potentially impacting our reputation in the process.

AFB Limited is a Nevada entity with no subsidiaries, and is conducting business primarily in Hong Kong. The "one country, two systems" framework, which grants Hong Kong a high degree of autonomy, has faced increasing scrutiny and challenges in recent years.

AFB Limited is a Nevada entity with no subsidiaries, and is conducting business primarily in Hong Kong. The "one country, two systems" framework, which grants Hong Kong a high degree of autonomy, has faced increasing scrutiny and challenges in recent years. The dynamic relationship between the Chinese central government and Hong Kong authorities, coupled with the evolving political landscape might result in potential intervention, influence, or control by the Chinese government at any time, which could have material implications for our business as a Hong Kong operating company, and could ultimately result in a material change in our operations and/or the value of our securities.

The China Securities Regulatory Commission (CSRC) introduced the Administrative Measures for the Overseas Issuance of Securities and Listing by Domestic Enterprises last year, with the aim of regulating and overseeing fundraising activities of Chinese companies in global markets. As of the date of this prospectus, we are not currently subject to these regulations. However, given the ongoing uncertainty in the legal framework between Hong Kong and China, it is possible that we may be required to obtain and maintain approvals from relevant authorities in the future. Such a requirement could lead to a material change in our operations and/or the value of the securities being registered for sale. Additionally, there is a risk that it could significantly limit or completely hinder our ability to offer or continue offering securities to investors, potentially causing the value of such securities to decline significantly or render them worthless.

The Chinese government has made recent statements indicating intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If any of the above were to occur any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Competition from both small and large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout Asia, and in Hong Kong specifically, including small and large scale companies alike who offer similar or overlapping services to those we offer. Some established competitors have greater resources and better accessibility than us, therefore they may be able to adapt quicker to changes in customer requirements. As a result of this intense competition there may be upward pressure on us to promote and advertise our services. Many competitors have greater financial, technical, marketing and public relations resources. Our revenue may be harmed to the extent we may not be able to compete successfully against competitors. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other e-commerce industry service providers. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

We have only one employee, who also serves as our sole officer and single, non-independant director, Mr. Tak Chun Wong.

Although Mr. Tak Chun Wong believes that he will be able to effectively operate our business individually, at this time, there can be no assurances that his belief will prove to be correct. As Mr. Wong is not an independent director, his beliefs and viewpoints may not be considered to be objectively impartial, which could result in ineffective controls and procedures. Additionally, there can be no assurances that Mr. Wong will be able to hire additional employees, officers, or directors to support our future growth. In such an event, we would have to reevaluate, or materially alter, our business objective, if not cease operations entirely in a worst case scenario.

Mr. Tak Chun Wong has various business interests and, as a result of Mr. Wong’s business activities, he may not have enough available time to allocate to progress the company’s business efforts in an expeditious manner.

Mr. Wong is a Business Manager at Digitalab Limited, and is also the sole officer and director of AFB Limited. As a result, Mr. Wong has many demands on his time. Although Mr. Wong believes that he has the availability to, and has the intention to, operate AFB Limited successfully, there can be no assurances that he will have enough time to devote to the activities of the company as may be required when operations progress. Although we do not believe that there are any direct conflicts of interest that arise through Mr. Wong’s business interests, we believe that time allocation may present a difficulty that Mr. Wong may need to address in, as of yet, unforeseen ways, which could create uncertainty and, in a worst case scenario, may force the company to reevaluate its business objectives and expectations.

Our e-commerce business currently lacks trademark, patent, or copyright protection for our intellectual property.

Failure to safeguard our intellectual property could devalue our brand and other intangible assets, potentially harming our business. We have not pursued trademark, patent, or copyright protection on any of our logos or other related branding material. Third parties, knowingly or unknowingly, might infringe on our intellectual property rights, and challenges to these rights may arise.

Furthermore, not all countries where we may operate offer effective intellectual property protection. In such cases, we might need to invest significant time and resources to prevent infringement or assert our rights.

Hong Kong, legal and operational risks

Political stability plays a pivotal role in shaping the operational landscape for companies operating in Hong Kong, and the region has grappled with political challenges that have far-reaching implications. The occurrence of large-scale protests and demonstrations has been a notable feature, disrupting daily operations and causing potential closures of businesses. One of the key implications of political instability is the erosion of business confidence, creating uncertainty about the regulatory and policy environment. This uncertainty can deter foreign investment and hinder the growth plans of companies operating in Hong Kong. Moreover, sudden shifts in government policies and regulations can directly impact businesses, leading to challenges in adapting to new rules, compliance requirements, and changes in the legal framework. Tensions in international relations may affect trade dynamics, introducing challenges related to export-import restrictions and altering diplomatic ties. Companies operating in this environment may face reputational risks, as they could be perceived as being associated with political controversies or unrest. The talent pool and workforce stability may be affected, with employees feeling unsettled and recruitment becoming more challenging. Additionally, operational disruptions, such as interruptions to supply chains and transportation delays, are potential consequences of political unrest.

In addition, recent statements and regulatory actions by the Chinese government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns may impact the company's ability to conduct business, accept foreign investments, or list on U.S. or other foreign exchanges.

Chinese government on VIE

The Variable Interest Entity (VIE) structure, commonly employed by Chinese companies for overseas listings, has been a subject of scrutiny by the Chinese government due to concerns about regulatory loopholes, corporate governance issues, and potential national security risks. The Chinese government has not provided explicit regulatory guidance or formal recognition for the VIE structure, resulting in a regulatory gray area. There have been discussions within Chinese regulatory circles highlighting potential national security risks associated with certain VIE arrangements, particularly in industries deemed sensitive or strategic. This lack of clarity and the government's concerns introduce uncertainties for companies utilizing VIEs, with the potential for increased scrutiny and regulatory challenges. The evolving regulatory landscape may impact Chinese companies using the VIE structure to list on overseas stock exchanges, especially in the United States, potentially leading to new requirements or restrictions.

Chinese government on data security

The Chinese government has actively strengthened its regulatory framework concerning data security, reflecting a concerted effort to fortify the protection of sensitive information and bolster overall cybersecurity within the country. This initiative is underscored by the implementation of the Data Security Law (DSL), which became effective on September 1, 2021. The DSL establishes a comprehensive framework addressing data classification, cross-border data transfers, and the responsibilities of entities acting as data processors and controllers. Additionally, the enactment of the Personal Information Protection Law (PIPL) on November 1, 2021, further regulates the collection, processing, and transfer of personal information. The government has also introduced the National Cybersecurity Review Measures, providing a regulatory structure for assessing the cybersecurity implications of technologies and products, particularly those utilized in critical information infrastructure. Notably, data localization requirements have been emphasized, mandating certain critical data to be stored within China to strengthen regulatory oversight and protect sensitive information. The government's regulatory actions extend to large technology companies, where fines and measures have been imposed to address data security and potential anti-competitive concerns. The heightened regulatory scrutiny carries consequences for non-compliance, including fines, restrictions on business activities, and reputational risks.

Chinese government on anti-monopoly

The Chinese government has been actively addressing concerns related to anti-monopoly practices, demonstrating a commitment to fostering fair competition and ensuring market integrity. Key developments include the enforcement of the Anti-Monopoly Law (AML) and increased scrutiny on large technology companies. The State Administration for Market Regulation (SAMR) plays a central role in enforcing antitrust laws, with a focus on preventing monopolistic behavior, anti-competitive agreements, and unfair pricing practices. The government has issued guidelines and regulations to provide clearer definitions of anti-competitive behavior, enhance transparency in enforcement, and conduct regular market investigations to identify and rectify any such practices across various industries. Companies operating in China must navigate compliance obligations, with violations potentially leading to substantial fines, regulatory penalties, and reputational damage.

Holding Foreign Companies Accountable Act

Our auditor is located in Malaysia. Holding Foreign Companies Accountable Act (“HFCAA”) introduces additional compliance requirements for foreign companies listed on U.S. exchanges, including specific mandates regarding the oversight of auditors by the Public Company Accounting Oversight Board (PCAOB), investors should be cognizant of the potential limitations the PCAOB may face in inspecting or overseeing our auditor based in Malaysia. This geographical distinction may impact the Company compliance with regulatory requirements and adherence to financial reporting standards. Furthermore, investors should recognize that non-compliance with the HFCAA and related regulations could lead to potential risks of delisting from U.S. exchanges.

These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Potential future restrictions on fund usage in Hong Kong

Currently, there is no limitation on the use of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong.

Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future.

The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong. It should be highlighted that, we have no current intention to distribute dividends.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on e-commerce platforms, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and as a result, our potential clients may not generate the revenue to engage our services, which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brand and the client websites that we create. Concerns about quality, even when unsubstantiated, could be harmful to our image and reputation of our brand. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we were to lose the services of our sole officer and director, Mr. Tak Chun Wong, we may not be able to execute our business plan.

We currently depend on the continued services and performance of our sole officer and director, Mr. Tak Chun Wong. His leadership has played an integral role in our company. The loss of our sole officer and director could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

Permission from Hong Kong or Chinese authorities

The CSRC (China Securities Regulatory Commission) trial measurement, officially known as the "Administrative Measures for the Overseas Issuance of Securities and Listing by Domestic Enterprises," is a set of regulations introduced by the CSRC to regulate and oversee fundraising activities of Chinese companies in global markets. These measures aim to govern the issuance and listing of securities by Chinese companies on overseas stock exchanges, such as the Hong Kong Stock Exchange (HKEX), New York Stock Exchange (NYSE), or NASDAQ. Currently, this rule specifically applies to Domestic Enterprises in mainland China, does not extend to companies based in other regions, such as Hong Kong or Macau.

According to Section 15 of trial measure, if the Domestic Enterprise meets any of the following conditions, must obtain approval from CSRC:

1.	The ratio of any of the following indicators for a Domestic Enterprise in the most recent fiscal year—operating income, total profits, total assets, or net assets—to the corresponding audited consolidated financial statement data of the issuer exceeds 50%;
2.	The primary operational activities are conducted within mainland China or the main premises are located in mainland China, or the majority of senior management personnel responsible for operational management are Chinese citizens or have a habitual residence within mainland China.

AFB Limited is a Nevada entity with no subsidiaries in Hong Kong or China, and is conducting business primarily in Hong Kong. We have not relied upon an opinion of counsel as we believe we do not need any permissions or approvals from Hong Kong or Chinese authorities to operate our business or conduct our offering to foreign investors, as such no opinion from counsel was obtained for this purpose. We are not covered by the permissions requirements from the regulation or policy issued by China Securities Regulatory Commission (CSRC).

As of the time of this prospectus, we are not obligated to obtain to comply with the regulation or policy issued by Cyberspace Administration of China (CAC) due to "one country, two systems" framework.

As of the time of this prospectus, we are not covered by the permissions requirements from the regulation or policy issued by Cyberspace Administration of China (CAC) due to "one country, two systems" framework, which grants Hong Kong a high degree of autonomy and we have no operations or services that extend into mainland China or involve interactions with Chinese users. Due to the uncertainty over Hong Kong and Chinese legal framework, we might be required to obtained and maintain approval from authority in the future. This would cause a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We are, however, directly subject to cybersecurity and data security regulation and policy as following:

•	Personal Data (Privacy) Ordinance (PDPO): The PDPO is a comprehensive data protection law in Hong Kong that governs the collection, handling, and use of personal data. It establishes principles for the fair and lawful treatment of personal data and gives individuals certain rights over their data. The PDPO is administered by the Privacy Commissioner for Personal Data (PCPD).
•	Cybersecurity and Data Protection Units (CDPU): The Hong Kong Police Force's CDPU works to combat cybercrime and enhance cybersecurity. They provide guidance to businesses and the public on best practices for online security.
•	Hong Kong Monetary Authority (HKMA) Guidelines: For financial institutions, the HKMA has issued guidelines on cybersecurity risk management. These guidelines outline the expectations for banks in safeguarding their information systems and managing cybersecurity risks.
•	Telecommunications Ordinance: The Office of the Communications Authority (OFCA) oversees the telecommunications sector, and the Telecommunications Ordinance includes provisions related to the security and integrity of telecommunications networks.
•	Cyberport and Hong Kong Science and Technology Parks Corporation (HKSTP): These organizations play a role in fostering technology innovation in Hong Kong and may provide support and guidance related to cybersecurity for tech startups and businesses.

Compliance with these regulations may require the company to implement appropriate data protection measures, including data encryption, access controls, and regular audits. Companies must adopt stringent data handling practices to protect the confidentiality, integrity, and availability of personal and sensitive information. This includes obtaining consent from individuals before collecting their data, limiting data collection to what is necessary for the intended purpose, and securely storing and processing data. These precautions and daily practices might incur costs and be time-consuming, which our CEO, as the sole officer, might not be able to afford. Consequently, our CEO might not be able to fully allocate time to implementing the company's business plan.

Additionally, if any incidents occur, such as fines and penalties imposed by regulatory authorities due to non-compliance with the regulations, it could affect our company's reputation and erode investor trust. This could lead to a loss of business opportunities and negatively impact investor interest in participating in this offering.

The occurrence of unauthorized access to company computer systems or data, typically characterized by criminal or dishonest intent aimed at securing personal gain or inflicting loss upon others, represents a significant concern for organizational security. This may involve the misuse of computer programs and data stored within the company's infrastructure. In response to these threats, the company has implemented several robust security measures. These include the deployment of two-factor authentication for email logins to fortify access controls, encryption of passwords associated with client data to safeguard sensitive information, and the utilization of physical data storage shelves secured by keys and locks. These strategies collectively serve to mitigate the risk of unauthorized access and protect the integrity of the company's digital assets.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly and more demanding on our resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

In the future we may require additional funds, beyond those generated by this offering, to respond to business challenges and or advance our growth. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We do not have experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

We anticipate that our quarterly financial results will exhibit fluctuations.

The variability in our revenue and operational outcomes from one quarter to another is expected to be substantial due to various factors, including shifts in:

·	General economic conditions;
·	The number of clients utilizing our business consulting services;
·	Our ability to retain and expand our client base, as well as attract new clients;
·	Administrative expenditures;
·	Advertising and other marketing outlays.

Because of the fluctuation resulting from these and other variables, our future quarterly operational results may fall short of the expectations of both public market analysts and investors.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price and or market price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of only one individual at this time resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity.

US investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Hong Kong. In addition, our sole officer and director is a national and resident of a country other than the United States, specifically Hong Kong, with the majority of his assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our business activities.

Our company has a limited history of operations and has received limited revenues to date, in the amount of $22,000. This, coupled with a working capital deficit, has prompted our independent auditor to express a substantial doubt about our ability to continue as a going concern.

The accompanying financial statements, included herein, have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $24,695 for the period ended November 30, 2023 resulting in accumulated deficit of $24,695 and a working capital deficit of $21,695.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through this public offering. If funding from this or any future public offerings are insufficient, then the Company shall be forced to rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements herein are issued.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market or demand for our common stock and the perceived value of our common stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. The offering price of our common stock may not necessarily reflect the market price of our common stock following this offering. If you acquire shares of our common stock, there is no assurance that you will be able to resell them at or above the offering price set herein.

We intend for our common stock to be quoted on the OTC Pink Open Market upon completion of this offering. In order to be quoted on the OTC Pink Open Market a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The development of an active trading market for our common stock, if it occurs at all, and its level of liquidity are and will remain unpredictable. It is possible that an active public market may not emerge or may not be sustained following this offering. In the event that an active public market does not materialize or is not sustained, you may encounter challenges when attempting to sell your common stock, either at an attractive price or at any price at all.

As a result of Mr. Tak Chun Wong’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.

Mr. Wong owns and controls approximately 100% of the voting control of the company. As a result, Mr. Wong has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Consequently, shareholders will not be able to materially influence matters that require a vote of shareholders, and there is no possibility that the company may be taken over by a third party given Mr. Wong’s current equity stake in the Company.

If Tak Chun Wong sells all of the shares being offered, pursuant to the offering by the Company herein, then he will be able to control approximately 60% of the voting power of the Company, which still constitutes controlling interest of the Company.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock, if a public market for our common stock is to develop. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price or perceived value of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

In the future, we may choose to issue additional shares of our common stock, potentially leading to dilution for our current stockholders.

Our Certificate of Incorporation permits the issuance of up to 75,000,000 shares of common stock, with 3,000,000 shares already issued and outstanding as of the date of this filing. Issuing additional common shares in the future could result in a significant reduction in the ownership percentage of our common shares held by our existing stockholders. We may determine the value of any common stock issued in the future using discretionary criteria. The issuance of common stock for various purposes such as future services, acquisitions, or other corporate activities may result in the dilution of the value of shares held by our investors and could potentially have an adverse impact on any trading market that may develop for our common stock.

Currently, our Articles of Incorporation and By-Laws do not specifically detail the rights of shareholders.

Pursuant to Nevada Revised Statutes 78.350, stockholders holding shares of common stock are entitled to notice of and to vote at meeting(s). Pursuant Nevada Revised Statues 78.350, unless otherwise provided in the articles of incorporation, or in the certificate of designation establishing the class or series of stock, every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name on the records of the corporation. If the articles of incorporation, or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share for any class or series of shares on any matter, every reference in this chapter to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the articles of incorporation, or in the certificate of designation establishing the class or series of stock or the provisions of this chapter. As our Articles of Incorporation and By-Laws do not detail voting rights of our shareholders holding shares of common stock, pursuant to Nevada Law, each share has voting rights of 1 vote per share of common stock with the voting rights designated above. Any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to AFB Limited, and held in our, or a designated bank account to be used as escrow, if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the right of using the funding or requesting a refund. No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer, Tak Chun Wong, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Mr. Tak Chun Wong, our Chief Executive Officer and the sole Member of our Board of Directors, has no prior experience in conducting a best-efforts offering. This lack of experience raises the possibility that we may not be able to secure the necessary funds to initiate our business operations. Additionally, it's important to note that a best-efforts offering does not impose a minimum fundraising requirement.

Consequently, there exists the risk that we may not raise adequate funds to support our planned operations, which could have a detrimental impact on our business, potentially leading to a significant adverse effect on your investment. The inability to effectively execute a best-efforts offering might result in a complete loss of your investment in our company.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause you to lose some or all of your investment.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officer will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements and to remain in compliance. Without substantive revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. In order for us to remain in compliance we will require future revenue to cover the cost of these filings, which could comprise a portion of our available cash resources. If we are unable to generate sufficient revenues, or should we not have available cash reserves to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

AFB Limited

BALANCE SHEET AS OF February 29, 2024 and NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of February 29, 2024	As of November 30, 2023
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,685	$8,185
Prepayment	37	51
TOTAL CURRENT ASSETS	13,722	8,236

TOTAL ASSETS	$13,722	$8,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$15,100	$22,550
Amount due to a director	12,731	7,381
TOTAL CURRENT LIABILITIES	27,831	29,931

TOTAL LIABILITIES	$27,831	$29,931

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,000,000 shares issued and outstanding as of February 29, 2024 and November 30, 2023, respectively	$300	$300
Additional paid in capital	2,700	2,700
Accumulated deficit	(17,109)	(24,695)
TOTAL STOCKHOLDERS’ EQUITY	$(14,109)	$(21,695)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,722	$8,236

The accompanying notes are an integral part of these financial statements.

AFB Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three months ended February 29, 2024	Period ended November 30, 2023
	(Unaudited)	(Audited)
REVENUE	$22,000	$6,000

COST OF REVENUE	(4,500)	(5,177)

GROSS PROFIT	$17,500	$823

GENERAL AND ADMINISTRATIVE EXPENSES	$(9,914)	$(25,518)

PROFIT/(LOSS) FROM OPERATION BEFORE INCOME TAX	$7,586	$(24,695)

INCOME TAX EXPENSES	$-	$-

NET PROFIT/(LOSS)	$7,586	$(24,695)

OTHER COMPREHENSIVE INCOME	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$7,586	(24,695)

NET PROFIT/(LOSS) PER SHARE- BASIC AND DILUTED	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,602,740	854,795

The accompanying notes are an integral part of these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.

Business Summary

AFB Limited is an e-commerce advisory firm specializing in helping businesses navigate the complex world of online commerce. With our expertise and industry insights, we strive to empower companies to develop and execute successful e-commerce strategies, enabling them to thrive in the digital marketplace.

Results of Operations for the period ended November 30, 2023

Assets

As of November 30, 2023, we had cash and cash equivalents of $8,185.

Our cash balance is not sufficient to fund our limited levels of operations for any substantive period of time. In order to implement our plan of operations for the next twelve-month period, we will require further funding. We may need to rely on the sale of our common stock or other means to raise capital, should our cash balance be insufficient to further our business agenda. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing. If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives.

Liabilities and Stockholders’ Equity

As of November 30, 2023, we recorded a shareholder’s deficit of $21,695, with liabilities consist of amount due to our sole director, accrued expenses and deferred revenue surpassing assets.

Revenue

For the period from August 18, 2023 (Date of inception) through November 30, 2023, we realized revenues of $6,000, and a gross profit of $823. Revenue was a result of providing e-commerce and digital marketing strategy development and execution services to several clients. The cost of revenue for the period ended November 30, 2023 was $5,177.

From August 18, 2023 (Date of inception) to November 30, 2023, there were three customers who accounted for 100% of the Company’s revenues. One customer accounted for 17% of our revenue, our second customer accounted for 21% of our revenue, and our third customer accounted for 62% of our revenue.

The Company’s cost of revenue consists solely of Mr. Wong’s salary, accrued on a monthly basis at a fixed amount per month. As such, the cost of revenue does not increase in tandem with the Company’s revenue. As a result, the margin between revenue and cost of revenue will be, and has been, inconsistent.

General and Administrative Expenses

For the period from August 18, 2023 (Date of inception) through November 30, 2023, we incurred general and administrative expenses in the amount of $25,518.

If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives. Given our revenue is not sufficient to cover our operating expenses we expect we will need to rely on funding from the sales of our common stock, and or related party contributions by our sole officer and director, Mr. Tak Chun Wong. Mr. Wong has no obligation to loan or provide the company with capital infusions.

Net Loss

For the period from August 18, 2023 (Date of inception) through November 30, 2023, we incurred a net loss of $24,695.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $5,185 from August 18, 2023 (Date of Inception) to November 30, 2023. The cash provided by operating activities was attributable by increase in accrued liabilities, amount due to our director and deferred revenue contra by net loss and increase in prepayment.

Cash Used in Investing Activity

For the period ended November 30, 2023, the Company has not spent in investing activity.

Cash Used in Financing Activity

For the period ended November 30, 2023, the Company has no financing activity.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of November 30, 2023, the Company is having accumulated deficit of $24,695 and a working capital deficit of $21,695.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Results of operations for the three months ended February 29, 2024 and period ended November 30, 2023

Assets

As of February 29, 2024 and November 30, 2023, we had cash and cash equivalents of $13,685 and $8,185, respectively.

Our cash balance is not sufficient to fund our limited levels of operations for any substantive period of time. In order to implement our plan of operations for the next twelve-month period, we will require further funding. We may need to rely on the sale of our common stock or other means to raise capital, should our cash balance be insufficient to further our business agenda. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing. If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives.

Liabilities and Stockholders’ Equity

As of February 29, 2024 and November 30, 2023, we recorded a shareholder’s deficit of $14,109 and $21,695 respectively, with liabilities consist of amount due to our sole director, accrued expenses and deferred revenue surpassing assets.

Revenue

For the three months ended February 29, 2024 and period ended November 30, 2023, there were five and three customers who accounted for 100% of the Company’s revenues. One customer accounted for 14% and 17% of our revenue, our second customer accounted for 17% and 21% of our revenue, our third customer accounted for 51% and 62% of our revenue with the other two customers accounted for 18% of our revenue for the three months ended February 29, 2024 only.

For the three months ended February 29, 2024 and the period ended November 30, 2023 the Company has generated a revenue of $22,000 and $6,000 respectively. The revenue was generated as a result of the Company providing eCommerce and digital marketing consultant services. The cost of revenue for the three months ended February 29, 2023 and the period ended November 30, 2023 was $4, 500 and $5,177, respectively.

The Company’s cost of revenue consists solely of Mr. Wong’s salary, accrued on a monthly basis at a fixed amount per month. As such, the cost of revenue does not increase in tandem with the Company’s revenue. As a result, the margin between revenue and cost of revenue will be, and has been, inconsistent.

General and Administrative Expenses

For the three months ended February 29, 2024 and the period ended November 30, 2023, the Company had general and administrative expenses in the amount of $9,914 and 25,518 respectively. These were primarily comprised of legal and professional fees plus audit fees.

If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives. Given our revenue is not sufficient to cover our operating expenses we expect we will need to rely on funding from the sales of our common stock, and or related party contributions by our sole officer and director, Mr. Tak Chun Wong. Mr. Wong has no obligation to loan or provide the company with capital infusions.

Net Profit/(Loss)

Our net profit for the three months ended February 29, 2024 was $7,586 and net loss of $24,695 respectively for the period ended November 30, 2023.

Liquidity and Capital Resources

Cash Provided by Operating Activities

Net cash provided by operating activities was $5,500 for the three months ended February 29, 2024. The cash provided by operating activities was attributable by net profit, decrease in prepayment and increase in the amount due to our director contra by decrease in deferred revenue and accrued liabilities,

Net cash provided by operating activities was $5,185 for the period ended November 30, 2023. The cash provided by operating activities was attributable by increase in accrued liabilities, amount due to our director and deferred revenue contra by net loss and increase in prepayment.

Cash Used in Investing Activity

For the three months ended February 29, 2024 and period ended November 30, 2023, the Company has not spent in investing activity.

Cash Used in Financing Activity

For the three months ended February 29, 2024 and period ended November 30, 2023, the Company has not spent in financing activity.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of February 29, 2024, the Company is having accumulated deficit of $17,109 and a working capital deficit of $14,109.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein. Statements below that are not specifically sourced are management’s beliefs.

E-Commerce Industry

At AFB Limited, we operate as an e-commerce advisory firm operating primarily in the E-Commerce Industry with a particular focus on the market in Asia.

The Asian e-commerce market has continued its rapid expansion in the wake of the COVID-19 pandemic, with a growing emphasis on supporting SMEs. The pandemic accelerated the shift towards online shopping, transforming consumer behavior and opening up new opportunities for businesses, particularly Small and Medium-sized Enterprises (“SME”s), to thrive in the digital economy.

Global and Asia E-commerce Market Size

According to Statista, in 2022, retail e-commerce sales amounted to approximately 5.7 trillion U.S. dollars worldwide1.

Total retail e-commerce revenue worldwide in 2022, by region
(in billion U.S. dollars)

Asia leads the ranking of biggest e-commerce markets worldwide. The total revenue of online retail in Asian countries added up to nearly 1.7 trillion U.S. dollars in 2022. This was approximately 700 million U.S. dollars higher than the e-commerce revenue reached in the Americas. Australia, Oceania, and Africa achieved far lower e-commerce revenues in 2022, with values below 50 billion U.S. dollars. Asia’s leading position can mostly be ascribed to China, which achieved a revenue of over 1.2 trillion U.S. dollars in 20222.

Global and Asia E-commerce Market Growth

Retail e-commerce sales compound annual growth rate (CAGR) from 2023 to 2027, by country

The e-commerce market is highly developed on the Asian continent, and will likely continue to grow. For instance, India is the country with the forecasted highest Compound Annual Growth Rate (CAGR) for its e-commerce market. Between 2023 and 2027, the market value is forecast to grow with over 14 percent annually. The Latin-American e-commerce market is also forecast to grow quickly in the coming years. Large Asian e-commerce markets have a strong influence over the rest of the world. A concrete example of an Asian e-commerce channel that is being adopted in the Western countries is the TikTok Shop, connecting social media and e-commerce to form social commerce.2

SMEs are instrumental in driving the growth and dynamism of the Asian e-commerce market. They fulfill several vital roles that contribute to the vibrancy and diversity of this digital ecosystem. SMEs frequently opt for marketplace participation on popular e-commerce platforms like Alibaba, Amazon, Lazada, and Flipkart, leveraging these established channels to tap into a vast customer base without the substantial infrastructure investment required for building independent online storefronts. This marketplace participation empowers SMEs to access a broad consumer audience and showcase a diverse range of products and services, effectively catering to niche markets and individual consumer preferences.

Furthermore, SMEs play a significant role in job creation, which significantly contributes to economic development across the Asian region. As they expand their online operations, they often generate employment opportunities, further bolstering the local and national economies.

However, SMEs in the e-commerce sector also face several substantial challenges. The highly competitive nature of the market, often dominated by well-established players, poses a hurdle for SMEs looking to gain market share and recognition. Logistics can be particularly challenging in countries like India, given their vast geographical expanse and densely populated areas, making efficient last-mile delivery a demanding task. Additionally, SMEs might lack the digital literacy required to effectively manage and market their online businesses, necessitating support and education.

Recognizing the pivotal role of SMEs in the e-commerce landscape, governments and industry stakeholders in Asia have taken steps to foster their growth. Investments in digital infrastructure, including initiatives to enhance internet connectivity and payment systems, have become a priority. Measures to improve digital literacy and provide training for SMEs are also gaining momentum, equipping them with the necessary skills to thrive in the digital marketplace. Trade agreements and cross-border e-commerce initiatives are being established to open up markets for SMEs beyond their domestic boundaries, facilitating their expansion.

Looking ahead, several key trends are expected to shape the future of e-commerce in Asia, with a strong emphasis on SME growth. SMEs will increasingly explore cross-border e-commerce opportunities, seeking to expand their customer base by tapping into international markets. As mobile penetration continues to rise, mobile-first strategies will become indispensable for SMEs, allowing them to effectively reach consumers on the devices they use most. The growing consumer awareness of environmental issues will drive demand for eco-friendly products, presenting significant opportunities for SMEs operating in this space. The integration of financial technology (FinTech) will enable SMEs to access digital payment solutions and credit, thereby facilitating business growth. Moreover, SMEs are likely to diversify their product offerings, branching out beyond traditional retail into sectors like groceries, healthcare, and services, further enriching the e-commerce landscape in Asia.

References:

1.	https://www.statista.com/topics/871/online-shopping/#topicOverview
2.	https://www.statista.com/forecasts/1117851/worldwide-e-commerce-revenue-by-region

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

AFB Limited (“we”, “us”, “our”, or the “Company”), was incorporated on August 18, 2023 in the State of Nevada.

On August 18, 2023, Tak Chun Wong was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On August 18, 2023, we sold 3,000,000 shares of restricted Common Stock to Mr. Tak Chun Wong, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Wong was $3,000. Mr. Wong serves as our sole officer and director. Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

The Company has elected November 30 as its fiscal year end.

Business Information

Current Business Operations

Primary Market and Limited Operating History

AFB Limited serves as an e-commerce advisory firm, specializing in guiding businesses through the complexities of online commerce. Leveraging our expertise and industry insights, we assist companies in formulating and implementing effective e-commerce strategies, facilitating their success in the dynamic digital marketplace. At this time, we primarily operate in Hong Kong, with a focus on seeking new clients in throughout Southeast Asia. Our company has a limited history of operations and, as of the current date, has received limited revenues which amounted to $22,000 from 5 customers, with one of the customers accounting for 51.14% of revenue to date.

From August 18, 2023 (date of inception) to November 30, 2023, there were three customers who accounted for 100% of the Company’s revenues. One customer accounted for 17% of our revenue, our second customer accounted for 21% of our revenue, and our third customer accounted for 62% of our revenue.

Operation without trademark and patent

The absence of trademark and patent protection poses notable risks for the Company. In failing to secure trademark registration, the distinct elements of the Company's brand identity, such as its name and logo, remain vulnerable to unauthorized use. This lack of protection may result in confusion among consumers and potentially dilute the Company's brand integrity.

Without the legal shield of trademark registration, enforcing exclusive rights becomes challenging, and the Company may face difficulties in mitigating instances of trademark infringement. Similarly, the absence of patent protection for the Company's innovative products and processes exposes it to the risk of competitors replicating these advancements without fear of legal repercussions. This lack of a legal monopoly can diminish the Company's competitive edge and hinder its ability to capitalize on its intellectual property.

Nature, Scope and Procedure of Services

Services offered by AFB Limited are flexible, available for independent or bundled options based upon our clients’ needs and aspirations. The pricing approach employed varies according to the specific requirements and complexity of each client's project. Customized service proposals are crafted, and fees are negotiated accordingly. Additional charges, such as those related to advertising spent on e-commerce platforms, may also apply.

Our customized services are delineated across three distinct stages: the pre-engagement planning phase, the execution phase, and the monitor and review phase. This structured approach enables us to formulate personalized strategies, guiding our clients through the intricacies of online commerce.

Pre-Engagement Planning Phase

1. Client Inquiry and Initial Consultation: Upon client expression of interest, we schedule an initial consultation to comprehend their fundamental thoughts, needs, and objectives.

2. Goal Setting: We then conduct a comprehensive assessment to delineate the client's e-commerce goals and objectives, refining them based on their specific needs.

3. Proposal and Contracting: Based upon the results of our goal setting meeting, we develop a tailored service proposal incorporating timelines and fees.

4. e-commerce & Digital Marketing Strategy Development: We collaborate with the client in formulating a personalized e-commerce strategy, addressing key components such as:

a. Platform Assessment: Evaluate the suitability of platforms like Lazada, Shopee, or others, aligning with the client's target market, product offerings, and business goals.

b. Pricing Strategy: Devise competitive pricing strategies to attract customers while ensuring profitability.

c. Advertising Campaigns: Plan and implement paid advertising campaigns within the selected platform to enhance visibility and drive sales.

d. Promotional Strategies: Create and manage promotions, discounts, and flash sales to attract and retain customers.

e. Market Research: Analyze competitors on e-commerce platforms, identifying strengths, weaknesses, and opportunities.

f. Competitor Benchmarking: Determine competitor pricing, product offerings, and marketing strategies.

g. Feedback Management: Develop strategies for effectively managing customer feedback, reviews, and ratings.

h. Market Entry Strategy: Assist in expanding the client's presence to other regions or countries, leveraging the platform's international capabilities.

i. Localization: Adapt product listings, marketing materials, and customer support to align with the preferences and languages of the target market.

Execution Phase

1. Account Setup: We assist to facilitate the seamless creation and setup of accounts on selected platforms, meticulously ensuring the provision and verification of all essential information.

2. Storefront Design: Craft an appealing and user-centric store layout on the chosen platform, integrating visually appealing elements such as banners, logos, and strategically organized product listings.

3. Product Listings: Optimize product listings by incorporating high-quality images, detailed descriptions, pricing, and relevant keywords to enhance discoverability and search engine visibility.

Monitor and Review Phase

1. Data Tracking: Implement advanced analytics tools to systematically track and analyze key metrics such as sales figures, customer behavior patterns, and overall traffic on the selected e-commerce platforms.

2. Data Analysis: Conduct in-depth analysis of the gathered performance data, aiming to:

a. Identify Trends: Discern emerging trends that could influence future strategies and decision-making.

b. Uncover Opportunities: Pinpoint potential opportunities for optimization, expansion, or refinement.

c. Identify Areas for Improvement: Recognize and address areas requiring enhancement or adjustment for enhanced overall performance.

3. Reporting: Regularly compile comprehensive reports presenting a clear overview of strategy effectiveness and then utilize these reports to make informed, data-driven decisions that align with the overarching goals and objectives of the business.

Marketing Strategy

Our promotional strategy involves leveraging our website, located at https://afbltd.wixsite.com/mysite, as a central hub for showcasing our services. In conjunction with this, we actively engage in social media marketing campaigns, with a particular focus on platforms such as Twitter, LinkedIn, and various e-commerce industry forums. This multi-channel approach aims to enhance our online presence and effectively reach our target audience.

Furthermore, we recognize the importance of direct engagement, and as part of our outreach efforts, we actively participate in relevant business events. By attending these events, we aim to foster meaningful relationships with potential customers and collaborators, contributing to the overall growth and visibility of our services in the industry.

Employees

Currently, we, “AFB Limited”, have only one employee, our sole officer and director, Tak Chun Wong, who is compensated at present for his services, working approximately 20 hours a week on the Company.

Competition

Our competitive strengths are grounded in a strategic differentiation approach, where our focus is on delivering highly customized services that guide our clients comprehensively through their e-commerce journey. Our service model is intricately structured into three distinct stages: planning, execution, and performance monitoring and review, with each stage meticulously tailored to align with the specific goals of our client's company.

During the planning stage, our collaboration with clients is intensive, aiming to understand their objectives and customize a strategy that precisely meets their unique requirements. In the execution phase, we implement the tailored plan with a commitment to ensuring a seamless and efficient process. The performance monitoring and review stage involves ongoing analysis, allowing us to assess outcomes and make necessary adjustments for optimal performance.

One of our distinctive strengths lies in the dynamism of our approach. Acknowledging the evolving goals and needs of our client companies, we proactively amend and optimize our services to guarantee an ongoing, tailored fit. This commitment ensures that our clients not only achieve mastery of the platforms but also receive services that continually align with their changing business landscape.

In assessing our market, we have identified several key competitors, including Kangxiang, Jet Commerce, and Shopline. This awareness allows us to benchmark our services effectively and strategically position ourselves in the competitive landscape.

Government Regulations

While the company is not directly subject to specific government regulations related to its business activities, given that its primary business operations are conducted in Hong Kong, the company is obligated to prioritize adherence to Hong Kong's Personal Data (Privacy) Ordinance, ensuring compliance with privacy laws and obtaining explicit consent for data collection and processing. Non-compliance may result in penalties imposed by authorities.

Additionally, careful attention should be directed towards intellectual property rights, including proactive measures against potential trademark infringements. Strict adherence to copyright laws, particularly in the realm of digital marketing, is essential. To protect the company's brand and creative assets, thorough trademark searches, timely trademark registrations, and regular monitoring for unauthorized use will most likely be necessary.

In the creation of digital marketing materials, strict adherence to copyright laws is imperative. Obtaining necessary permissions for third-party content and ensuring adequate protection for the company's own content are crucial considerations.

Despite operating in Hong Kong, it is essential to acknowledge that Hong Kong operates under the principle of 'one country, two systems' as a part of China. In conducting business, the company must consider trade relationships between China and the United States. Uncertainties regarding the implementation and enforcement of new People's Republic of China (PRC) laws, rules, and regulations on US companies need careful attention.

The China Securities Regulatory Commission (CSRC) introduced the Administrative Measures for the Overseas Issuance of Securities and Listing by Domestic Enterprises last year, with the aim of regulating and overseeing fundraising activities of Chinese companies in global markets. As of the date of this prospectus, we are not currently subject to these regulations. However, given the ongoing uncertainty in the legal framework between Hong Kong and China, it is possible that we may be required to obtain and maintain approvals from relevant authorities in the future. Such a requirement could lead to a material change in our operations and/or the value of the securities being registered for sale. Additionally, there is a risk that it could significantly limit or completely hinder our ability to offer or continue offering securities to investors, potentially causing the value of such securities to decline significantly or render them worthless.

Potential adverse effects on company interests may arise from changes in PRC government policies, including alterations in laws, regulations, or their interpretation, confiscatory taxation, currency conversion restrictions, import restrictions, or expropriation or nationalization of private enterprises. Despite the PRC government's pursuit of economic reform policies, uncertainties exist, especially in the event of changes in leadership, social or political disruptions, or other circumstances impacting the PRC’s political, economic, and social environment.

As a company operating primarily in Hong Kong, we bear several critical obligations in regards to ensuring compliance with intellectual property (IP) laws, cybersecurity regulations, and privacy legislation, including:

•	Trademark law, the company must actively register and protect its distinctive brands, conduct thorough searches, and diligently enforce trademark rights.
•	Copyright law necessitates a vigilant approach to respecting and safeguarding creative works, requiring the company to obtain proper permissions for use and adhere to copyright durations.
•	Patent law, the obligation lies in securing patents for inventions and respecting the rights of patent holders.
•	International treaties, such as the Paris Convention and Berne Convention, necessitate alignment with global IP standards.
•	Customs Recordation places a duty on the company to register trademarks and copyrights with Customs, actively preventing the influx or outflow of counterfeit goods.
•	Engaging with the Intellectual Property Office becomes imperative, involving seeking guidance, filing applications, and staying informed about IP policies and procedures. In the domain of cybersecurity, the company is obligated to safeguard personal and corporate data, implementing robust security measures and adhering to data breach notification requirements.
•	Privacy laws mandate the protection of individuals' personal information, demanding compliance with consent-based data processing, data security standards, and respect for privacy rights.

Non-compliance not only risks legal consequences but could cause a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

AFB Limited has no subsidiaries, is an entity incorporated in Nevada, US, and is conducting business primarily in Hong Kong. Investors purchasing an interest in the Company are doing so directly in AFB Limited. The Company is subject to following Hong Kong laws and regulations:

•	The Personal Data (Privacy) Ordinance (PDPO), is a fundamental regulation governing the collection, use, and handling of personal data. Non-compliance with PDPO can lead to fines and legal actions, with potential repercussions on the company's reputation and customer trust.
•	Intellectual property protection, governed by trademark, copyright, and patent laws, is essential to prevent infringement issues and legal disputes that could compromise the company's business exclusivity.
•	Cybersecurity and data security regulations, guided by local guidelines and international standards, aim to safeguard against breaches that may result in data loss, financial losses, and regulatory penalties.
•	E-commerce regulations under the Electronic Transactions Ordinance address legal aspects of digital transactions, with non-compliance potentially leading to legal challenges, customer disputes, and reputational harm.
•	Consumer protection laws, such as the Trade Descriptions Ordinance, are crucial for safeguarding consumer rights, and violations can result in legal actions and damage to the company's reputation.
•	General contract laws govern commercial transactions, emphasizing the importance of well-drafted contracts to avoid disputes and legal consequences.
•	The Competition Ordinance prohibits anti-competitive conduct, and adherence is critical to avoid fines, legal actions, and damage to market reputation.
•	Tax laws, outlined in the Inland Revenue Ordinance, govern corporate taxation, and non-compliance may lead to penalties, audits, and legal consequences.
•	Employment laws, including the Employment Ordinance, establish regulations for employment relationships, and failure to comply may result in legal actions, fines, and damage to employer reputation.

Each of the above regulations play a crucial role in shaping the legal framework for digital services operations in Hong Kong, and adherence is paramount to ensuring sustainable and compliant business practices in the region. The enforceability of civil liabilities in Hong Kong is a cornerstone of the region's legal system, rooted in the principles of the common law. Hong Kong's legal framework provides a robust and transparent environment for addressing civil disputes, ensuring that contractual agreements and legal obligations are upheld. The common law system, inherited from the British legal tradition, operates on established legal precedents and principles, contributing to clarity and consistency in legal interpretations. Parties involved in civil disputes in Hong Kong have access to an independent and impartial judiciary, and the court system is structured to handle a diverse range of civil cases. Once a judgment is obtained from a Hong Kong court, various enforcement measures, such as asset seizure and wage garnishment, can be employed. Hong Kong also has reciprocal enforcement agreements with numerous jurisdictions, facilitating the recognition and enforcement of foreign judgments. Arbitration, as an alternative dispute resolution method, is widely utilized, and arbitral awards enjoy enforceability similar to court judgments. While the legal framework in Hong Kong is well-established, businesses should be mindful of associated costs and timelines in legal proceedings. Clear contractual terms, legal advice, and consideration of alternative dispute resolution mechanisms contribute to effective dispute resolution.

In addition, the Company has assessed the enforceability of China's Enterprise Tax Law. Although the Enterprise Tax Law itself does not directly apply to Hong Kong, indirectly, in the case of cross-border transactions, failure to adhere to withholding taxes may lead to increased scrutiny and potential disputes with tax authorities. Non-compliance may result in penalties, fines, and legal actions initiated by the tax authorities in both mainland China and Hong Kong.

While we believe Hong Kong's legal system is renowned for its stability and adherence to the common law principles, the ongoing political uncertainties in both China and Hong Kong could potentially pose challenges to this established legal framework. The "one country, two systems" principle, which delineates a high degree of autonomy for Hong Kong, has faced increasing scrutiny and challenges in recent years. The political landscape and evolving relations between the Chinese central government and Hong Kong authorities have led to concerns about potential impacts on the legal system. Political uncertainties, particularly those arising from changes in the interpretation and application of the Basic Law by the National People's Congress Standing Committee in Beijing, have created an environment where the autonomy and independence of Hong Kong's legal system may be subject to reassessment. The imposition of national security laws in Hong Kong and other legislative changes has raised questions about the potential influence of mainland China on Hong Kong's legal processes. While the legal system in Hong Kong remains distinct, the broader political context has raised concerns about potential implications for judicial independence, the rule of law, and the enforceability of civil liabilities. The perceived erosion of autonomy in Hong Kong could impact the overall business environment, introducing uncertainties for companies operating in the region.

Due to our limited operating history and deployable resources to comply with these regulations, coupled with political uncertainty, pose uncertainty in regards to the company's ability to conduct its business, accept foreign investment, or list on a U.S. or foreign exchange, and could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Customer payments are processed through direct transfers to the Company's designated bank account. Similarly, most expenses are settled directly from the Company bank account, with occasional payments facilitated by our director's bank account on behalf of the organization.

We have no current intention to distribute dividends. Amounts owed to third parties will be settled directly through our company's bank account, and any outstanding amounts due to directors may be subject to consideration for write-off.

To date, our company has not engaged in any transfers, dividends, or distributions either among the company, to investors, or to any subsidiary (at this time we have no subsidiaries). The only financial transactions involving the director include capital contributed by the director which amounted to $3,000 and expenses paid by the director on behalf of the company amounted to $3,504.

Currently, there is no limitation on the use of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong.

Currently, all of our cash is in Hong Kong and there is no limitation on the ability to transfer cash across borders of our funds, however, it is crucial to highlight that due to political uncertainty, there might be limitations imposed, by the PRC, in the future. The regulatory environment and government policies in Hong Kong may evolve and we recognize the potential for future changes that could impact the ability to freely transfer funds. As a result, we may not be available to fund our operations, and in such an event we may not be able to use funds for any other uses outside of Hong Kong. It should be highlighted that, we have no current intention to distribute dividends.

Proposed Business Operations

In the upcoming months, our primary focus will be on expanding our clientele by attracting businesses seeking to establish or enhance their presence in the e-commerce landscape. This expansion will be achieved through strategic digital advertising on social media platforms. We anticipate the possibility of hiring one additional employee, this individual will be responsible for providing ongoing reviews and supporting services, contributing to the generation of recurring cash flow for the company. These initiatives are aligned with our objective to fortify and sustain the growth of our business in the dynamic e-commerce industry.

In addition, we are planning to implement a referral program to further augment our customer acquisition strategy. This program aims to leverage word-of-mouth referrals by encouraging existing customers to refer friends and family. To incentivize these referrals, we intend to offer rewards or incentives, recognizing the influential role that satisfied customers can play in attracting new clientele.

Lastly, as part of our ongoing efforts to enhance our online presence and credibility, we have plans to upgrade our website. This upgrade will include the incorporation of a customer reviews and testimonials section. By providing a platform for satisfied customers to share their positive experiences, we aim to foster a sense of trust and authenticity among potential customers who visit our website. These website enhancement plans will be contingent on the success of our initial public offering.

These future plans will be subject to the total proceeds from our initial public offering and are expected to be fully implemented 12 months after the initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $0.05 for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.05 per share. There is no assurance that we will raise the full $100,000 as anticipated. Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative. Reallocation may occur as a result of a capital raise that is less than 25% of the offering. In such an event, we have not yet determined how funds will be reallocated, or to what extent.

Next 12 months Planned Action	If 500,000 shares (25%) are sold:	If 1,000,000 shares (50%) are sold:	If 1,500,000 shares (75%) are sold:	If 2,000,000 shares (100%) are sold:

Staffing	$-	$-	$-	$16,500
Advertising and Marketing Expenses	$-	$10,000	$16,500	$25,000
Expenses Related to Ongoing Reporting Requirements	$2,500	$17,500	$36,000	$36,000
Offering Expenses	$22,500	$22,500	$22,500	$22,500

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $22,500.

The Company may utilize funds from this offering to pay for offering expenses. It is possible that the Company does not raise enough funds to cover the costs of this offering. There is also the possibility that the Company spends all of the money it may raise, pursuant to this offering, on offering expenses, leaving it no remaining funds to reinvest into its material operations.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $0.05. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The price of the current offering is to be fixed at $0.05 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001. Additionally, the below information reflects the deduction of offering expenses from the proceeds of this offering.

	If 100% of the shares in the offering are sold	If 75% of the shares in the offering are sold	If 50% of the shares in the offering are sold	If 25% of the shares in the offering are sold
Offering Price Per Share (Not to Exceed)	$0.0500	0.0500	0.0500	0.0500
Book Value Per Share Before the Offering (Approximate)	$(0.0047)	(0.0047)	(0.0047)	(0.0047)
Book Value Per Share After the Offering (Approximate)	$0.0127	0.0085	0.0033	(0.0033)
Net Increase to Original Shareholder (based on par value)	$0.0126	0.0084	0.0032	(0.0034)
Decrease in Investment to New Shareholders	$0.0374	0.0415	0.0467	0.0533
Dilution to New Shareholders (Approximate %)	74.80%	83.00%	93.40%	106.60%

Numerator:
Net tangible book value before the offering	$(14,109)	(14,109)	(14,109)	(14,109)
Net proceeds from this offering	100,000	75,000	50,000	25,000
Less offering expenses	(22,500)	(22,500)	(22,500)	(22,500)
Total	$63,391	38,391	13,391	(11,609)

Denominator:
Shares of common stock outstanding prior to this offering	3,000,000	3,000,000	3,000,000	3,000,000
Shares of common stock to be sold in this offering (100%)	2,000,000	1,500,000	1,000,000	500,000
Total	5,000,000	4,500,000	4,000,000	3,500,000

PLAN OF DISTRIBUTION

The Company has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering an additional 2,000,000 shares of its common stock for sale at a fixed price of $0.05 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Tak Chun Wong, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Tak Chun Wong is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Wong is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Wong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Wong will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Pink Open Market. In order to be quoted on the OTC Pink Open Market a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $22,500. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “AFB Limited”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”).

As of the date of this filing, we have 3,000,000 shares of Common Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent, however, we anticipate obtaining one in the future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of the date of this registration statement we have only 1 shareholders of record of our common stock, our sole officer and director, Mr. Wong.

Rights of Shareholders

Pursuant to Nevada Revised Statutes 78.350, stockholders holding shares of common stock are entitled to notice of and to vote at meeting(s). Pursuant Nevada Revised Statues 78.350, unless otherwise provided in the articles of incorporation, or in the certificate of designation establishing the class or series of stock, every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name on the records of the corporation. If the articles of incorporation, or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share for any class or series of shares on any matter, every reference in this chapter to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the articles of incorporation, or in the certificate of designation establishing the class or series of stock or the provisions of this chapter. As our Articles of Incorporation and By-Laws do not detail voting rights of our shareholders holding shares of common stock, pursuant to Nevada Law, each share has voting rights of 1 vote per share of common stock with the voting rights designated above. Any shareholder rights not specified within our Articles of Incorporation and or By-Laws will automatically default to the provisions set forth by Nevada Laws as it relates to corporations.

Our articles of incorporation do not specifically mention any dividend or liquidation rights for our stockholders. Instead, any such rights granted to stockholders are governed by Chapter 78 of the Nevada Revised Statutes (NRS). Regarding liquidation rights, one can find relevant information in the subsection titled "Sale of Assets; Dissolution and Winding Up" within Chapter 78, which includes, but is not limited to, statutes like NRS 78.580, 78.585, 78.590, and 78.597. These statutes outline the procedures and rights associated with a dissolution or winding-up event in more detail.Furthermore, within Chapter 78, the subsection titled "Stock and Other Securities; Distributions" elaborates on the rights of holders concerning dividends, specifically mentioning that they have no preemptive right.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is R27 3/F, New Timely Building,497 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our sole officer and director, Tak Chun Wong.

 DESCRIPTION OF FACILITIES

We do not own or rent any properties. At this time we utilize the office space of our sole officer and director, Tak Chun Wong, at no cost.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our sole officer and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our sole officer and director, who will continue to serve in such positions, is provided below:

Officer/ Director Biography

NAME	AGE	POSITION
Tak Chun Wong	36	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, Director

Background of Mr. Tak Chun Wong

Tak Chun Wong - President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Director

In 2012, Mr. Wong obtained a Bachelor of Science Degree in Computer Science from Staffordshire University in the UK, where he gained a foundation in computer science principles and problem-solving techniques within the information technology field. From 2013 to the present, Mr. Wong has held the role of Business Manager at Digitalab Limited, a Hong Kong Company, which provides import and export consulting services engaged in international trade. As a Business Manager, he is responsible for a wide range of strategic and operational activities. One of his key responsibilities is leading and setting a professional tone within the workplace. Under his guidance, his team has achieved positive results and exceeded various performance targets. His leadership style involves vision, motivation, and clear communication to foster a culture of collaboration and high work ethic.

In August 2023, Mr. Wong founded AFB Limited and serves as our Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director. At this time, Mr. Wong spends approximately 20 hours per week on AFB Limited and 20 hours per week on Digitalab Limited.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and or directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

At this time the Board of Directors, is comprised of only one individual, Mr. Tak Chun Wong, who reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole director, Mr. Wong, believes that it is not necessary to have such committees, at this time, because he believes he can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting solely of Tak Chun Wong, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our sole director, Mr. Wong, is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our sole director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors until such time as we are required to do so.

At this time, the Board of Directors, is comprised of only one individual, Mr. Tak Chun Wong.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Mr. Wong, evaluated the business of the Company and the number of employees and determined that since the business is operated solely by Mr. Wong at present, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, consisting solely of Mr. Wong, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Tak Chun Wong, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to our sole officer and director during our fiscal period ended November 30, 2023. As we were incorporated on August 18, 2023, we have completed only one taxable fiscal period.

Summary Compensation Table:

Name and principal position (a)	As of November 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Tak Chun Wong, Chief Executive Officer, Chief Financial Officer and Director	2023	5,177	-	-	-	-	-	-	5,177

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We have an employment agreement with our sole officer and director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 3,000,000 shares of common stock issued and outstanding.

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Tak Chun Wong [1]	3,000,000	100%	100%
5% or greater Shareholders (of any class)
N/A	-	-	-
Total	3,000,000	100%	100%

1 Tak Chun Wong is our sole officer and director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

From time to time, we may utilize the office space and equipment of our management, Mr. Tak Chun Wong, at no cost. The office space of Mr. Wong, which we are allowed to utilize at no cost, has a monthly rental fee of approximately USD$1,277 per month.

Contributions

As of November 30, 2023, our sole officer and director, Mr. Tak Chun Wong advanced $7,381 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment. Since November 30, 2023, the Company has loaned more capital from Mr. Tak Chun Wong, bringing the total amount owed by the Company to Mr. Tak Chun Wong to approximately $12,731 as of February 29, 2024.

As of May 31, 2024 , the amount due to our director amounted to $17,231 , which consists of expenses incurred by the Company, paid by our director and remuneration owing to the director for his services in the Company, as follows:

Incorporation fee	$1,119
Bank opening fee	$1,005
Notary public fee	$24
Website expenses	$56
Legal fee	$850
Salary and wages	$14,177
Total	$17,231

Sale of Shares

On August 18, 2023, we sold 3,000,000 shares of restricted Common Stock to Mr. Tak Chun Wong, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Wong was approximately $3,000. Mr. Wong serves as our sole officer and director.

The proceeds from the sale of shares went to the Company to be used as working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal period ended November 30, 2023. We were incorporated on August 18, 2023, therefore, we do not have any comparative information to report.  We have completed only one taxable fiscal period.

2023
Audit fees	$7,500
Auditor related fees	-
Tax fees	-
All other fees	-

Total	$7,500

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

  Index to Financial Statements - AFB Limited

(Audited)

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
BALANCE SHEET AS OF NOVEMBER 30, 2023	F-3
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F-4
STATEMENT OF STOCKHOLDERS’ EQUITY FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F-5
STATEMENT OF CASH FLOWS FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F-6
NOTES TO THE FINANCIAL STATEMENTS	F-7 - F-9

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of AFB Limited

R27 3/F, New Timely Building

497 Castle Peak Road

Lai Chi Kok, Kowloon

Hong Kong

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AFB Limited (the ‘Company’) as of November 30, 2023, and the related statement of operations and comprehensive loss, statement of stockholders' equity and statement of cash flows for the period ended November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023, and the results of its operations and its cash flows for the period ended November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, for the financial period ended November 30, 2023 the Company incurred a net loss of $24,695 and having capital deficiency of $21,695. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition

The Company revenue includes delivery of e-commerce strategy consulting, platform implementation and integration services as well as delivery of analytics and performance monitoring and review services. The Company has recorded USD6,000 revenue for the financial period and as of 30 November 2023, the deferred revenue of the Company is amounted to USD18,000.

As revenue is a presumed fraud risk areas in the consideration of fraud in a financial statements audit in accordance with AS2401, we have identified revenue as the primarily focus on the financial statements audit in addressing fraud risk consideration. While ASC 606 is the revenue recognition standard that affects all businesses that enter into contracts with customers to transfer goods and service, we had examined the accuracy of the timing of revenue recognition (cut-off testing) and appropriateness of performance obligation recognition to make sure it is in accordance with the standard.

Our audit procedures in this area among others to test the completeness, accuracy, cut-off and occurrence of revenue included the following:

a)	Identified the performance obligations within contractual agreements;

b)	Assessed and evaluated the degree of control of the Company has over the goods and services and the point at which control is transferred to the customer;

c)	Reviewing the application of revenue recognition criteria, including satisfactory of performance obligations and transfer of risk and rewards;

d)	Evaluating the completeness and adequacy of disclosures related to revenue recognition; and

e)	Inquiry management to understand their judgements, assumptions and policies related to revenue recognition.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2023.
Kuala Lumpur, Malaysia

May 24, 2024

PCAOB ID: 6723

- F2 -

AFB Limited

BALANCE SHEET AS OF NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of November 30, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,185
Prepayment	51
TOTAL CURRENT ASSETS	8,236

TOTAL ASSETS	$8,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$22,550
Amount due to a director	7,381
TOTAL CURRENT LIABILITIES	29,931

TOTAL LIABILITIES	$29,931

STOCKHOLDERS’ EQUITY
Common stock - Par value $0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,000,000 shares as of November 30, 2023	$300
Additional paid in capital	2,700
Accumulated deficit	(24,695)
TOTAL STOCKHOLDERS’ EQUITY	$(21,695)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,236

The accompanying notes are an integral part of these financial statements.

- F3 -

AFB Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From August 18, 2023 (Date of Inception) to November 30, 2023
REVENUE	$6,000

COST OF REVENUE	(5,177)

GROSS PROFIT	$823

GENERAL AND ADMINISTRATIVE EXPENSES	(25,518)

LOSS FROM OPERATION BEFORE INCOME TAX	$(24,695)

INCOME TAX EXPENSES	-

NET LOSS	$(24,695)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(24,695)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	854,795

 The accompanying notes are an integral part of these financial statements.

- F4 -

AFB Limited

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of August 18, 2023 (Date of Inception)	3,000,000	$300	$2,700	$-	$3,000
Net loss	-	-	-	(24,695)	(24,695)
Balance as of November 30, 2023	3,000,000	300	2,700	(24,695)	(21,695)

The accompanying notes are an integral part of these financial statements.

- F5 -

AFB Limited

STATEMENT OF CASH FLOWS

FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From August 18, 2023 (Date of Inception) to November 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,695)
Changes in operating assets and liabilities:
Prepayment	(51)
Other payables and accrued liabilities	22,550
Amount due to a director	7,381

Net cash provided by operating activities	5,185

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	5,185
Cash and cash equivalents, at the date of inception	3,000

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,185

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

AFB Limited

NOTES TO FINANCIAL STATEMENTS

FROM AUGUST 18, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

AFB Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on August 18, 2023.

AFB Limited is an e-commerce advisory firm specializing in helping businesses navigate the complex world of online commerce. With our expertise and industry insights, we empower companies to develop and execute winning e-commerce strategies, enabling them to thrive in the digital marketplace.

The Company’s executive office is located at R27 3/F, New Timely Building, 497 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for AFB Limited for the period from August 18, 2023 (Date of Inception) to November 30, 2023 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted November 30 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. Bad debts are written off as identified.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning December 15, 2022, and early adoption is permitted.

Revenue Recognition

Revenue is generated through provision distinct phases of services to customer, encompassing provision of advisory services on e-commerce & digital marketing strategy, execution of website development and design services and post execution monitor and review services to customers.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company recognizes the revenue for planning and execution services upon the client’s signing of the service completion confirmation. Meanwhile, revenue for performance monitoring and review services is recognized by equally allocating it over a fixed period stipend in agreement and might varies customer to customer.

In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of the finalized website service to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F7 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning December 15, 2022, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F8 -

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $24,695 for the period ended November 30, 2023 resulting in accumulated deficit of $24,695 and a working capital deficit of $21,695.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAYMENT

As of November 30, 2023 the company has prepayment which comprises of $51 prepaid web expenses.

5. CASH AND CASH EQUIVALENTS

As of November 30, 2023 the company has cash and cash of equivalents which comprises of $8,185 bank balance which are readily available and non-restricted cash flow.

6. AMOUNT DUE TO A DIRECTOR

As of November 30, 2023, the sole director of the Company advanced $7,381 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Mr. Wong, has been compensated for the services, with a monthly salary of $1,500 beginning on 18th August 2023. The salary of August will be calculated on pro-rated basic.

7. OTHER PAYABLES AND ACCRUED LIABILITIES

As of November 30, 2023, the Company has other accruals of $4,550 which comprises of outstanding audit fees and professional fees and deferred revenue of $18,000 which is monies received from customer but have yet to satisfied performance obligation.

As of November 30, 2023
Deferred revenue	$18,000
Accrued audit fee	3,750
Accrued professional fee	800
Total other payables and accrued liabilities	$22,550

8. STOCKHOLDERS’ EQUITY

On August 18, 2023, upon the incorporation of the Company, Tak Chun Wong, subscribed 3,000,000 shares of common stock at $0.001 per share for a consideration of $3,000.

As of November 30, 2023, the Company has 3,000,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

9. INCOME TAX

The loss from operation before income tax of the Company from August 18, 2023 (date of inception) to November 30, 2023 was comprised of the following:

From August 18, 2023 (date of inception) to November 30, 2023
Tax jurisdictions from:
– Local	$(24,695)

Loss from operation before income tax	$(24,695)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of November 30, 2023, the operations in the United States of America incurred $24,695 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2043, if unutilized. The Company has provided for a full valuation allowance of approximately $5,186 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of November 30, 2023:

As of November 30, 2023
Deferred tax assets:

Net operating loss carryforwards
United States of America	$5,186
Less: valuation allowance	(5,186)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $5,186 as of November 30, 2023.

10. CONCENTRATIONS OF RISK

Customer Concentration

From August 18, 2023 (date of inception) to November 30, 2023, there were three customers who accounted for more than 10% of the Company’s revenues. The customers who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From August 18, 2023 (date of inception) to November 30, 2023
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$1,000	17%	$-
Customer B	1,250	21%	-
Customer C	3,750	62%	-
Total	$6,000	100%	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, information technology services business and single reportable segment based on country, Hong Kong.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Period Ended and As of November 30, 2023
By Business Unit	IT Business	Total
Revenue	$6,000	$6,000

Cost of revenue	(5,177)	(5,177)
General and administrative expenses	(25,518)	(25,518)

Loss from operations	(24,695)	(24,695)

Total assets	$8,236	$8,236
Capital expenditure	$-	$-

	For the Period Ended and As of November 30, 2023
By Country	Hong Kong	Total
Revenue	$6,000	$6,000

Cost of revenue	(5,177)	(5,177)
General and administrative expenses	(25,518)	(25,518)

Loss from operations	(24,695)	(24,695)

Total assets	$8,236	$8,236
Capital expenditure	$-	$-

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after November 30, 2023 up through the date the Company issued the financial statements. During this period, there was no subsequent event that required recognition or disclosure.

- F9 -

FINANCIAL STATEMENTS AND EXHIBITS

Page

BALANCE SHEET AS OF FEBRUARY 29, 2024 AND NOVEMBER 30, 2023	F-11
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023	F-12
STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023	F-13
STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023	F-15
NOTES TO THE FINANCIAL STATEMENTS	F-15 – F-17

- F10 -

AFB Limited

BALANCE SHEET AS OF February 29, 2024 and NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of February 29, 2024	As of November 30, 2023
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,685	$8,185
Prepayment	37	51
TOTAL CURRENT ASSETS	13,722	8,236

TOTAL ASSETS	$13,722	$8,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$15,100	$22,550
Amount due to a director	12,731	7,381
TOTAL CURRENT LIABILITIES	27,831	29,931

TOTAL LIABILITIES	$27,831	$29,931

STOCKHOLDERS’ EQUITY
Common stock - Par value $ 0.0001; Authorized: 75,000,000 shares; Issued and outstanding: 3,000,000 shares issued and outstanding as of February 29, 2024 and November 30, 2023, respectively	$300	$300
Additional paid in capital	2,700	2,700
Accumulated deficit	(17,109)	(24,695)
TOTAL STOCKHOLDERS’ EQUITY	$(14,109)	$(21,695)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,722	$8,236

The accompanying notes are an integral part of these financial statements.

- F11 -

AFB Limited

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three months ended February 29, 2024	Period ended November 30, 2023
	(Unaudited)	(Audited)
REVENUE	$22,000	$6,000

COST OF REVENUE	(4,500)	(5,177)

GROSS PROFIT	$17,500	$823

GENERAL AND ADMINISTRATIVE EXPENSES	$(9,914)	$(25,518)

PROFIT/(LOSS) FROM OPERATION BEFORE INCOME TAX	$7,586	$(24,695)

INCOME TAX EXPENSES	$-	$-

NET PROFIT/(LOSS)	$7,586	$(24,695)

OTHER COMPREHENSIVE INCOME	-	-

TOTAL COMPREHENSIVE PROFIT/(LOSS)	$7,586	(24,695)

NET PROFIT/(LOSS) PER SHARE- BASIC AND DILUTED	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,602,740	854,795

The accompanying notes are an integral part of these financial statements.

- F12 -

AFB Limited

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 and period ended november 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(UNAUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of August 18, 2023 (Date of Inception)	3,000,000	300	2,700	-	3,000
Net loss	-	-	-	(24,695)	(24,695)
Balance as of November 30, 2023	3,000,000	$300	$2,700	$(24,695)	$(21,695)
Net profit	-	-	-	7,586	7,586
Balance as of February 29, 2024	3,000,000	$300	$2,700	$(17,109)	$(14,109)

The accompanying notes are an integral part of these financial statements.

- F13 -

AFB Limited

STATEMENT OF CASH FLOWS

for the three months ended february 29, 2024 AND PERIOD ENDED NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	Three Months Ended February 29, 2024	Period ended November 30, 2023
	(Unaudited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Profit/(loss)	$7,586	$(24,695)

Changes in operating assets and liabilities:
Prepayment	14	(51)
Other payables and accrued liabilities	(7,450)	22,550
Amount due to a director	$5,350	$7,381

Net cash provided by operating activities	$5,500	$5,185

Effect of exchange rate changes on cash and cash equivalents	$-	$-

Net increase in cash and cash equivalents	$5,500	$5,185
Cash and cash equivalents, beginning of period/at date of inception	8,185	3,000

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,685	8,185

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F14 -

AFB Limited

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED FEBRUARY 29, 2024 (unaudited) and period ended November 30, 2023 (audited)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

AFB Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on August 18, 2023.

AFB Limited is an e-commerce advisory firm specializing in helping businesses navigate the complex world of online commerce. With our expertise and industry insights, we empower companies to develop and execute winning e-commerce strategies, enabling them to thrive in the digital marketplace.

The Company’s executive office is located at R27 3/F, New Timely Building, 497 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for AFB Limited for the period from December 1, 2023 to February 29, 2024 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted November 30 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. Bad debts are written off as identified.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

Revenue Recognition

Revenue is generated through provision distinct phases of services to customer, encompassing provision of advisory services on e-commerce & digital marketing strategy, execution of website development and design services and post execution monitor and review services to customers.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company recognizes the revenue for planning and execution services upon the client’s signing of the service completion confirmation. Meanwhile, revenue for performance monitoring and review services is recognized by equally allocating it over a fixed period stipend in agreement and might varies customer to customer.

In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of the finalized website service to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

- F15 -

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2024, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

- F16 -

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net profit of $7,586 for the three months ended February 29, 2024 resulting in accumulated deficit of $17,109 and a working capital deficit of $14,109.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAYMENT

As of February 29, 2024 and November 30, 2023, the company has prepayment which comprises of $37 and $51 respectively solely for prepaid web expenses.

5. CASH AND CASH EQUIVALENTS

As of February 29, 2024 and November 30, 2023, the company has cash and cash of equivalents which comprises of $13,685 and $8,185 bank balances respectively which are readily available and non-restricted cash flow.

6. AMOUNT DUE TO A DIRECTOR

As of February 29, 2024 and November 30, 2023, the sole director of the Company advanced $12,731 and $7,381 respectively to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Mr. Wong, has been compensated for the services, with a monthly salary of $1,500 beginning on 18th August 2023.

7. OTHER PAYABLES AND ACCRUED LIABILITIES

As of February 29, 2024 and November 30, 2023, the Company has other payables and accrued liabilities consist of following:

	As of February 29, 2024	As of November 30, 2023
	(Unaudited)	(Audited)
Deferred revenue	$12,000	$18,000
Accrued audit fee	3,100	3,750
Accrued professional fee	-	800
Total other payables and accrued liabilities	$15,100	$22,550

8. STOCKHOLDERS’ EQUITY

As of February 29, 2024 and November 30, 2023, the Company has 75,000,000 shares of commons stock authorized and 3,000,000 shares of common stock issued and outstanding, respectively.

During the three months ended February 29, 2024, the Company has not issued any shares.

9. INCOME TAX

The profit/(loss) from operation before income tax of the Company for the three months ended February 29, 2024 and period ended November 30, 2023 was comprised of the following:

	For the three months ended February 29, 2024	For the period ended November 30, 2023
	(Unaudited)	(Audited)
Tax jurisdictions from:
– Local	$7,586	$(24,695)

Profit/(loss) from operation before income tax	$7,586	$(24,695)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of February 29, 2024 the operations in the United States of America incurred $17,109 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2044, if unutilized. The Company has provided for a full valuation allowance of approximately $3,593 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of February 29, 2024 and November 30, 2023:

	As of February 29, 2024	As of November 30, 2023
	(Unaudited)	(Audited)
Deferred tax assets:

Net operating loss carryforwards
United States of America	$3,593	$5,186
Less: valuation allowance	(3,593)	(5,186)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $3,593 as of February 29, 2024 and $5,186 as of November 30, 2023.

10. CONCENTRATIONS OF RISK

Customer Concentration

From the three months ended February 29, 2024 and period ended November 30, 2023, there were four customers who accounted for 10% or more of the Company’s revenues. The customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	For the three months ended February 29, 2024	For the period ended November 30, 2023	For the three months ended February 29, 2024	For the period ended November 30, 2023	For the three months ended February 29, 2024	For the period ended November 30, 2023
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$3,000	$1,000	14%	17%	$-	$-
Customer B	3,750	1,250	17	21	-	-
Customer C	11,250	3,750	51	62	-	-
Customer D	2,500	-	11	-
Total	$20,500	$6,000	93%	100%	$-	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, information technology services business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Three Months Ended and As of February 29, 2024
By Business Unit	IT Business	Total
Revenue	$22,000	$22,000

Cost of revenue	(4,500)	(4,500)
General and administrative expenses	(9,914)	(9,914)

Gain from operations	7,586	7,586

Total assets	$13,722	$13,722
Capital expenditure	$-	$-

	For the Period Ended and As of November 30, 2023
By Business Unit	IT Business	Total
Revenue	$6,000	$6,000

Cost of revenue	(5,177)	(5,177)
General and administrative expenses	(25,518)	(25,518)

Loss from operations	(24,695)	(24,695)

Total assets	$8,236	$8,236
Capital expenditure	$-	$-

	For the Three Months Ended and As of February 29, 2024
By Country	Hong Kong	Total
Revenue	$22,000	$22,000

Cost of revenue	(4,500)	(4,500)
General and administrative expenses	(9,914)	(9,914)

Gain from operations	7,586	7,586

Total assets	$13,722	$13,722
Capital expenditure	$-	$-

	For the Period Ended and As of November 30, 2023
By Country	Hong Kong	Total
Revenue	$6,000	$6,000

Cost of revenue	(5,177)	(5,177)
General and administrative expenses	(25,518)	(25,518)

Loss from operations	(24,695)	(24,695)

Total assets	$8,236	$8,236
Capital expenditure	$-	$-

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after February 29, 2024 up through the date the Company issued the financial statements. During this period, there was no subsequent event that required recognition or disclosure.

- F17 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$14.76
Legal Fees	$2,000.00
Auditor Fees and Expenses	$7,500.00
Consulting Fees and Related Expenses	$10,000.00
Transfer Agent Fees	$3,000.00
TOTAL	$22,514.76

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 18, 2023, we sold 3,000,000 shares of restricted Common Stock to Mr. Tak Chun Wong, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Wong was approximately $3,000. Mr. Wong serves as our sole officer and director.

The proceeds from the sale of shares went to the Company to be used as working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kowloon, Hong Kong, on June 24, 2024.

AFB Limited

By: /s/ Tak Chun Wong
Name: Tak Chun Wong
Title: Chief Executive Officer, Chief Financial Officer, Director Date: June 24, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Tak Chun Wong  Signature: /s/ Tak Chun Wong  Title: Chief Executive Officer, (Principal Executive Officer)

Date: June 24, 2024

Name: Tak Chun Wong  Signature: /s/ Tak Chun Wong  Title: Chief Financial Officer, (Principal Financial Officer)

Date: June 24, 2024

Name: Tak Chun Wong  Signature: /s/ Tak Chun Wong  Title: President, Secretary, Treasurer, Director

Date: June 24, 2024